UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

Energy Recovery, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34112	01-0616867
(Commission File Number)	(I.R.S. Employer Identification No.)

1717  Doolittle Dr. San Leandro, CA 94577
(Address if Principal Executive Offices)(Zip Code)

510-483-7370
(Registrants telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, the Board of Directors (the "Board") of Energy Recovery, Inc. ("Company") expanded the number of directors to eight (8) and elected Robert Yu Lang Mao to fill the newly created position as a class III director. Until earlier this year, Mr. Mao was Chief Executive Officer and a member of the Board of Directors of 3Com Corporation.

Mr. Mao will receive an annual cash compensation of $40,000, the same compensation as other non-employee directors, pro-rated to reflect his service for a partial term.  Upon joining the Board, Mr. Mao received options to purchase 25,000 shares of Company common stock.  He will receive further grants of options to purchase 25,000 shares of Company common stock on or around the first, second and third anniversaries of his election to the Board.  Mr. Mao has been appointed to the Board’s Audit Committee.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 20, 2010 announcing the election of Robert Mao to serve on the Company's board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY RECOVERY, INC.
(Registrant)

Date:	September 20, 2010	/s/ Thomas Willardson
Thomas Willardson
(Chief Financial Officer)

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